Exhibit 10.3

EXPENSE SUPPORT AGREEMENT

This EXPENSE SUPPORT AGREEMENT (this “Agreement”), is made as of August 21, 2014 by and between Business Development Corporation of America II (the “Company”) and BDCA Adviser II, LLC (the “Adviser”).

WHEREAS, the Company maintains on file with the U.S. Securities and Exchange Commission (the “SEC”) an effective registration statement on Form N-2 (File No. 333-197447) covering the continuous offering and sale of the Company’s common stock pursuant to the Securities Act of 1933, as amended (the “Registration Statement”);

WHEREAS, the Company and the Adviser have entered into an Investment Advisory and Management Services Agreement dated as of August 21, 2014 (the “Advisory Agreement”); and

WHEREAS, the Company and the Adviser have determined that it is appropriate and in the best interests of the Company for the Adviser to pay on behalf of the Company up to 100% of all Operating Expenses (as defined herein) until the Company has achieved economies of scale sufficient to ensure that it bears a reasonable level of expense in relation to its investment income.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. Expense Support Payments.

Commencing on the date that the Registration Statement is declared effective by the SEC and continuing monthly thereafter until such time as the Company and the Adviser mutually agree otherwise (the “Expense Support Payment Period”), the Adviser hereby agrees to pay on behalf of the Company, at the Adviser’s sole discretion but in consultation with the Company, up to 100% of all Operating Expenses for each month during the Expense Support Payment Period. Any payment made by the Adviser pursuant to the preceding sentence shall be referred to herein as an “Expense Support Payment.” Upon determination by the Adviser of the amount of the Expense Support Payment to be paid for each month, the Adviser shall promptly notify the Company of the amount and the payment date of such Expense Support Payment (the “Expense Support Payment Date”), which shall be no later than thirty (30) business days after the end of such month. The Expense Support Payment for any month shall be paid by the Adviser to the Company in any combination of cash or other immediately available funds and/or offsets against amounts due from the Company to the Adviser.

For purposes of this Agreement, the following definitions shall apply:

(a) “Annualized Distribution Rate” shall mean the per share amount of all regular cash distributions paid to stockholders of the Company, but excluding special cash distributions or the effect of any stock dividends paid by the Company, as of the applicable period, expressed as a percentage of the Company’s public offering price per share as of the relevant measurement date;

(b) “Net Operating Expenses” shall mean the sum of all Operating Expenses, excluding Organization and Offering Expenses (as defined in the Advisory Agreement), the Base Management Fee (as defined in the Advisory Agreement), the Incentive Fee (as defined in the Advisory Agreement) and any interest expense attributable to indebtedness incurred by the Company, as of the applicable period;

(c) “Operating Expenses” for any period shall mean all costs and expenses paid or incurred by or on behalf of the Company, as determined under U.S. generally accepted accounting principles, including, without limitation any interest expense attributable to indebtedness incurred by the Company for such period and any fees payable to the Adviser pursuant to the Advisory Agreement; and

(d) “Operating Expense Ratio” shall mean Net Operating Expenses, as of the applicable period, expressed as a percentage of the net assets of the Company as of the relevant measurement date.

2. Conditional Reimbursement.

On the date mutually agreed to by the Company and the Adviser for reimbursement of a specified Expense Support Payment (the “Reimbursement Date”), the Company hereby agrees to reimburse the Adviser, as promptly as possible, in an amount equal to such specified Expense Support Payment, provided that (i) the Operating Expense Ratio as of such Reimbursement Date is equal to or less than the Operating Expense Ratio as of the Expense Support Payment Date attributable to such specified Expense Support Payment; (ii) the Annualized Distribution Rate as of such Reimbursement Date is equal to or greater than the Annualized Distribution Rate as of the Expense Support Payment Date attributable to such specified Expense Support Payment; (iii) such specified Expense Support Payment Date is not earlier than three years prior to the Reimbursement Date; and (iv) the Expense Support Payment does not cause the Company’s Net Operating Expenses to exceed 1.5% of the Company’s net assets attributable to common shares (as such term is used in the Registration Statement), after taking such reimbursement into account.

The Adviser may waive such reimbursement for certain expenses paid by the Adviser to fund the Company’s distributions. Such waived reimbursement may be subject to repayment in the future, pursuant to the provisions of this Section 2.

3. Term and Termination of Agreement.

3.1. Term of Agreement. This Agreement shall become effective immediately upon the date hereof. Once effective, this Agreement shall remain in effect unless otherwise terminated pursuant to Section 3.2 hereof.

3.2. Termination of Agreement. This Agreement may be terminated by the Adviser upon written notice to the Company. This Agreement shall automatically terminate in the event of (a) the termination by the Company of the Advisory Agreement or (b) the dissolution or liquidation of the Company.

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3.3. Effect of Termination. Notwithstanding any provision to the contrary, after the termination of this Agreement pursuant to Section 3.2, the Adviser shall be entitled to all previously unpaid reimbursements of Expense Support Payments within 30 days after the effective date of such termination, regardless of the limitations of Section 2.

4. Miscellaneous.

4.1. Headings. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

4.2. Interpretation. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to its conflicts of laws provisions) and the applicable provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”). To the extent that the applicable laws of the State of New York or any of the provisions herein, conflict with the applicable provisions of the 1940 Act or the Advisers Act, the latter shall control. Further, nothing herein contained shall be deemed to require the Company to take any action contrary to the Company’s Amended and Restated Articles of Incorporation or Bylaws, as each may be amended or restated, or to relieve or deprive the board of directors of the Company of its responsibility for and control of the conduct of the affairs of the Company.

4.3. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

4.4. Amendments and Counterparts. This Agreement may only be amended by mutual written consent of the parties. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall, together, constitute only one instrument.

[Signatures on following page.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA II By: /s/ Nicholas S. Schorsch Name: Nicholas S. Schorsch Title: Chairman and Chief Executive Officer

BDCA ADVISER II, LLC By: /s/ Peter M. Budko Name: Peter M. Budko Title: Chief Executive Officer